Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-25213) of Saks Incorporated of our report dated June 27, 2007 relating to the financial statements of Saks Incorporated 401(k) Retirement Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Birmingham, Alabama

June 27, 2007